UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
MP MATERIALS CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2021
TO OUR STOCKHOLDERS:
Notice is hereby given that the 2021 Annual Meeting of stockholders of MP Materials Corp., a Delaware corporation (the “Company”), will be held on June 15, 2021, to consider the following matters, as more fully described in the Proxy Statement accompanying this notice:
1.	the election of two Class I directors named in the Proxy Statement;
2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.
Due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders and employees, this year’s Annual Meeting will be held as a “virtual meeting” via the Internet at http://www.virtualshareholdermeeting.com/MP2021. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
Stockholders of record at the close of business on April 23, 2021, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the meeting will not prevent you from voting electronically during the Annual Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Annual Meeting online.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.
You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021
The notice of the Annual Meeting, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at online at https://investors.mpmaterials.com
By order of the Board of Directors

Sincerely,

Ryan Corbett
Chief Financial Officer
Las Vegas, Nevada – April 30, 2021

i

ii

MP MATERIALS CORP.
6720 Via Austi Parkway, Suite 450
Las Vegas, Nevada 89119
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021

PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is furnished to stockholders of MP Materials Corp., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2021 annual meeting of stockholders to be held on June 15, 2021 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 10:30 a.m. Pacific Time. Due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders and employees, this year’s Annual Meeting will be held as a virtual meeting via the Internet at http://www.virtualshareholdermeeting.com/MP2021. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available to our stockholders electronically via the Internet. On or about May 3, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), containing instructions on how to access this Proxy Statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
QUESTIONS AND ANSWERS
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
How can I attend the Annual Meeting?
Stockholders as of the record date (or their duly appointed proxy holder) may attend, vote and submit questions virtually at the Annual Meeting by logging in at http://www.virtualshareholdermeeting.com/MP2021. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Internet Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.
The meeting will begin promptly at 10:30 a.m., Pacific Time, on Tuesday, June 15, 2021. We encourage you to access the meeting prior to the start time. Online access will open at 10:15 a.m., Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the meeting will be available at http://www.virtualshareholdermeeting.com/MP2021 for 90 days after the meeting.
Can I ask questions at the virtual Annual Meeting?
Stockholders as of the record date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. We also encourage you to submit questions in advance of the meeting until 11:59 p.m. Eastern Time the day before the Annual Meeting by going to www.proxyvote.com and logging in with your control number. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the types of questions that will be accepted, will be posted on the Annual Meeting website. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card, voting instruction form or Internet Notice to ask questions during the meeting.
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page: http://www.virtualshareholdermeeting.com/MP2021.

What proposals will be voted on at the Annual Meeting?
Stockholders will vote on two proposals at the Annual Meeting:
•	the election of two Class I directors named in this Proxy Statement; and
•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We will also consider other business, if any, that properly comes before the Annual Meeting.
What happens if other business not discussed in this Proxy Statement comes before the meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other business comes before the meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of all the director nominees and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 23, 2021. As of the record date, 170,942,107 shares of common stock, par value $0.0001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
How do I vote?
If you are a holder of record of shares of common stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
How can I vote at the Annual Meeting?
Shares held directly in your name as the stockholder of record may be voted if you are attending the Annual Meeting by entering the 16-digit control number found on your proxy card or Internet Notice when you log into the meeting at http://www.virtualshareholdermeeting.com/MP2021.
Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted at the Annual Meeting by entering the 16-digit control number found on your voter instruction card when you log into the meeting, if applicable, or to obtain a proxy form from your broker, bank, or other nominee.
Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described above under “How do I vote?” so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Annual Meeting and voting electronically, as indicated above under “How can I vote at the Annual Meeting.” Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two). The election of two Class I directors (Proposal One) is a non-routine matter.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results for Proposal One or any other non-routine matter that comes before the meeting.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting. Your shares are counted as being present if you participate virtually at the Annual Meeting and cast your vote online during the meeting prior to the closing of the polls by visiting http://www.virtualshareholdermeeting.com/MP2021, or if you vote by proxy, via the Internet, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of Two Class I Directors Named in this Proxy Statement.
Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. Thus, the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. An abstention or a broker non-vote on Proposal One will not have any effect on the election of two Class I directors.
Proposal Two: Ratification of the Appointment of KPMG LLP, as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021.
The affirmative vote of the majority of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•	“FOR” the election of two Class I directors named in this Proxy Statement; and
•	“FOR” the ratification of the appointment of KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•	will be counted as present for purposes of establishing a quorum;
•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two); and

•
will not be counted in connection with the election of two Class I director nominees named in this Proxy Statement (Proposal One), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results for non-routine matters.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. We pay the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, our employees may solicit proxies personally or by telephone or facsimile, but they will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals and we may reimburse them for their expenses. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost that is not expected to exceed $17,500 plus reasonable out-of-pocket expenses.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the meeting for 10 business days prior to the Annual Meeting, at MP Materials Corp., 6720 Via Austi Parkway, Suite 450, Las Vegas, Nevada 89119, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at http://www.virtualshareholdermeeting.com/MP2021. You will need the control number included on your Internet Notice, proxy card, or voting instruction form, or otherwise provided by your bank, broker or other nominee.

What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge, by calling (866) 540-7095 or writing to Broadridge Householding department 51 Mercedes Way, Edgewood, NY 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2022 annual meeting of stockholders, we must receive the proposal at our executive offices at 6720 Via Austi Parkway, Suite 450, Las Vegas, Nevada 89119, no later than January 3, 2022, provided, however, that if the date of our 2022 annual meeting of stockholders is more than 30 days before or after June 15, 2022, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials.
Pursuant to our Amended and Restated Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 15, 2022, and not later than March 17, 2022, provided, however, that if the date of our 2022 annual meeting of stockholders is more than 30 days before June 15, 2022, or more than 60 days after June 15, 2022, then such notice must be received no earlier than the 120th day before the meeting and not later than the later of (x) the 90th day before the meeting, or (y) the 10th day following the day on which we publicly announce the date of the 2022 annual meeting of stockholders. All proposals submitted outside of the process established in Rule 14a-8 and nominations of directors must comply with the requirements set forth in our Amended and Restated Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested.
Whom can I contact for further information?
You may request additional copies, without charge, of this Proxy Statement or ask questions about the Annual Meeting, the proposals, or the procedures for voting your shares by writing to our Corporate Secretary at 6720 Via Austi Parkway, Suite 450, Las Vegas, Nevada 89119, or by emailing our Investor Relations Group at ir@mpmaterials.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

 PROPOSAL ONE

ELECTION OF TWO CLASS I DIRECTORS NAMED IN THIS PROXY STATEMENT
General
In accordance with our Second Amended and Restated Charter, we have a classified Board, with two directors in Class I, three directors in Class II and two directors in Class III, with only one class of directors being elected in each year. At the Annual Meeting, our stockholders will vote on two Class I directors for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board nominated James H. Litinsky and Andrew A. McKnight for re-election to our Board as Class I directors at the Annual Meeting. Messrs. Litinsky and McKnight currently serve on our Board and have consented to be named in this Proxy Statement and have agreed to serve, if elected, until the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.
There are no family relationships between or among any of our executive officers, nominees, or continuing directors.
Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:
Name	Age	Director Since
Class I Directors - Nominees for Election at the Annual Meeting
James H. Litinsky	43	2020
Andrew A. McKnight	43	2020

Class II Directors - Term Expiring at the 2022 Annual Meeting
Maryanne R. Lavan	61	2020
General (Retired) Richard B. Myers	79	2020
Connie K. Duckworth	66	2020

Class III Directors - Term Expiring at the 2023 Annual Meeting
Randall Weisenburger	62	2020
Daniel Gold	53	2020
Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our Board at this time.
Board Nominees – Class I Directors
James H. Litinsky is the Founder, Chairman and Chief Executive Officer of MP Materials (NYSE: MP). Mr. Litinsky is also the Founder, Chief Executive Officer and Chief Investment Officer of JHL Capital Group LLC (“JHL”), an alternative investment management firm. Before founding JHL in 2006, he was a member of the Drawbridge Special Opportunities Fund at Fortress Investment Group LLC (“Fortress”), a global investment management firm. Prior to Fortress, he was a Director of Finance at Omnicom Group, and he worked as a merchant banker at Allen & Company. Mr. Litinsky received a B.A. in Economics from Yale University, cum laude, and a J.D. and M.B.A. from the Northwestern University School of Law and the Kellogg School of Management. He was admitted to the Illinois Bar. Mr. Litinsky currently serves on the board of the Shirley Ryan AbilityLab and the Museum of Contemporary Art Chicago.

As Founder, Chairman and CEO of the Company, Mr. Litinsky brings to the Board an extensive understanding of the Company’s business. He also brings to the Board valuable business, leadership and management insights into the strategic direction and growth of the Company.
Andrew A. McKnight is a Managing Partner of the Credit Funds Business of Fortress, where he heads liquid investment strategies, serves on the investment committee, and is a member of the Management Committee. He is also the Co-CIO of the Drawbridge Special Opportunities Fund, Fortress Lending Fund and Fortress Credit Opportunities Fund V. He currently serves as Chief Executive Officer and director of several special purpose acquisition companies affiliated with Fortress, including Fortress Value Acquisition Corp. II, Fortress Value Acquisition Corp. III, and Fortress Value Acquisition Corp. IV, where he also serves as chairman of the board of directors. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020; HRG Group, Inc. from 2016 to 2018; and Fidelity & Guaranty Life Assurance Company in 2017. Prior to joining Fortress in 2005, Mr. McKnight served as a Managing Director at Fir Tree Partners, and before that, he worked on the distressed bank debt trading desk at Goldman, Sachs & Co. Mr. McKnight holds a B.A. in Economics from the University of Virginia.
Mr. McKnight brings to the Board extensive experience in management, finance and investments, as well executive leadership skills.
Continuing Directors – Class II Directors
Maryanne R. Lavan is the Senior Vice President, General Counsel and Corporate Secretary of Lockheed Martin Corporation (NYSE: LMT), a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services operating in four business segments: Aeronautics, Missiles and Fire Control, Rotary and Mission Systems and Space. In this role, she is responsible for the legal affairs and law department of Lockheed Martin, including serving as counsel to its senior leadership and board of directors. She joined Lockheed Martin in 1990 and previously served as Vice President of Corporate Internal Audit, providing independent assessments of governance, internal controls, and risk management. Ms. Lavan graduated magna cum laude from the State University of New York at Albany with a Bachelor of Science degree. She received her juris doctor degree from the Washington College of Law, American University. Ms. Lavan is a member of the Public Contract Law Section of the American Bar Association. She serves on the governing bodies for the Leadership Council on Legal Diversity, Equal Justice Works, Council for Court Excellence, University at Albany Foundation, Collegiate Directions Inc., The Potomac School and Fordham University.
Ms. Lavan brings to the Board expertise in legal issues and public company corporate governance, and in matters relating to internal controls and risk management.
Retired U.S. Air Force General Richard B. Myers is the President of Kansas State University, where he is also a professor of military history and leadership. General Myers loyally served the U.S. for 40 years before retiring as a four-star general. He previously served as the 15th Chairman of the Joint Chiefs of Staff from 2001, until his retirement in 2005. In this capacity, he was the highest-ranking officer in the United States military and served as the principal military advisor to the U.S. President, the U.S. Secretary of Defense and the National Security Council. General Myers previously served on the board of directors of Deere & Co. from 2006 to 2015; Northrop Grumman Corporation from 2006 to 2017; and United Technologies Corporation from 2006 to 2017. He was also the Colin L. Powell Chair of National Security, Leadership, Character, and Ethics at the National Defense University and was Chairman of the Board of Directors of the United Service Organization’s World Board of Governors. He currently serves on the board of directors of Aon PLC, as well as non-profit organizations Fisher House Foundation and MRIGlobal.
General Myers brings to the Board diverse leadership experience and consensus building skills, in addition to his invaluable insights regarding supply chain security and conducting business in diverse geo-political environments. He also brings to the Board his extensive public company board experience and understanding of board and committee governance.
Connie K. Duckworth is a former Partner and Managing Director of Goldman Sachs, a multinational investment bank and financial services company, until 2001, when she retired following a 20-year career. She was named Partner at Goldman Sachs in 1990, the first woman sales and trading partner in the firm’s history. After Goldman Sachs, Ms. Duckworth founded a social enterprise, ARZU, Inc., in 2004 to empower women weavers in rural Afghanistan, and served pro bono as its Chairman and CEO until its merger with UK-based Turquoise Mountain in 2019. Ms. Duckworth currently serves as a trustee of Equity Residential, and as a member of the board of directors of Steelcase Inc. She is also the first and only Chairwoman of the board of NorthShore University HealthSystem. Ms. Duckworth previously served as director of Northwestern Mutual, Russell Investment Group, Nuveen Investments, Smurfit Stone Container Corporation and DNP Select Income Fund. Ms. Duckworth is a founding member of the U.S.-Afghan Women’s Council and a member of the Bush Institute’s Women’s Initiative Policy Advisory Council. In her philanthropic work, Ms. Duckworth is a trustee of the University of Pennsylvania, an advisor of The Wharton School, and a member of the International Board of Advisors of the University of Texas at Austin.
Ms. Duckworth brings to the Board executive leadership experience in the financial services industry and as a non-profit entrepreneur. She also brings to the Board insight with respect to the Board’s roles and responsibilities, particularly in the areas of governance and ESG, gained from her extensive public company board experience.
Continuing Directors – Class III Directors
Randall Weisenburger is the former Executive Vice President and Chief Financial Officer of Omnicom Group Inc. (NYSE: OMC), the global media, marketing and corporate communications holding company, where he served from 1998 through 2014. After Omnicom, he formed Mile 26 Capital in 2015. Mr. Weisenburger was a founding member of Wasserstein Perella, and, from 1993 to 1998, was President and Chief Executive Officer of the firm’s merchant banking subsidiary, Wasserstein & Co. He also held various roles within the firm’s portfolio of investment companies including: Co-Chairman of Collins & Aikman Corp., CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Before Wasserstein Perella, he was a member of the First Boston Corporation. Mr. Weisenburger currently serves as the Lead Independent Director of Carnival Corporation (NYSE: CCL), where he is the Chairman of the Compensation and Compliance Committees. He is also a Director of Valero Energy Corporation (NYSE: VLO), where is he Chairman of the Audit Committee, and a Director of Corsair Gaming Inc. (NASDAQ: CRSR), where he is also chairman of the Audit Committee. He holds a Master’s Degree in Business Administration from the Wharton School of the University of Pennsylvania, where he was named the Henry Ford Scholar, and a Bachelor’s Degree in Finance and Accounting from Virginia Tech.
Mr. Weisenburger brings to the Board his extensive experience in business leadership, capital markets, finance and compliance, as well as organizational leadership through service on other public company boards.
Daniel Gold is the Founder and CEO of QVT Financial LP and QVT Family Office (together, “QVT”), both alternative investment management firms. Prior to founding QVT he was a Managing Director at Deutsche Bank, a multinational investment bank and financial services company, where he managed the proprietary trading group which became QVT via a spinoff in 2003. Before Deutsche Bank, he worked at Daiwa Securities and Bear Stearns. Mr. Gold graduated from Harvard College with an A.B. in Physics. Mr. Gold also currently serves on the board of directors of Okeanis Eco Tankers Corp. and Awilco Drilling PLC, in addition to various private companies, including Roivant Sciences Ltd. and Gridpoint Inc.
Mr. Gold brings to the Board his substantial knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices and his extensive experience serving as a director of public and private companies in various industries.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE TWO CLASS I BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Classified Board of Directors
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.
Director Independence
Our common stock is listed on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of its initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
At least annually, our Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of the independence standards of the NYSE, the SEC and our applicable Board committees.
Our Board has determined that each of Messrs. McKnight, Weisenburger and Gold, General Myers and Mses. Lavan and Duckworth qualifies as an “independent director” as defined under the rules of the NYSE. Mr. Litinsky, who serves as our Chairman and CEO, is not independent. Our Board also has determined that Mr. Weisenburger, and Mses. Duckworth and Lavan, who comprise our Audit Committee, Messrs. McKnight, Weisenburger and Gold, who comprise our Compensation Committee, and Mses. Duckworth and Lavan, and General Myers, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for such committees established by the SEC and the rules of the NYSE, as applicable. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.
Board Leadership Structure
Our Corporate Governance Guidelines provide the Board will determine the Board leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders. The Chairman of the Board and CEO positions may, but need not be, filled by the same individual.
At this time, the offices of the Chairman of the Board and the CEO are combined, with Mr. Litinsky serving as the Company’s Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Litinsky’s extensive experience and knowledge of the Company and the industry, and provides for the most efficient leadership of our Board and Company. Board governance is balanced with a strong Lead Independent Director position, which is designed to maintain the Board’s firm independent oversight.
In accordance with our Corporate Governance Guidelines, the independent directors of the Board elected Mr. Weisenburger as Lead Independent Director, with the following duties:
•	serve as a liaison between the Chairman of the Board and the independent directors;
•	lead any executive sessions of the Board;
•	preside at, and chair, Board meetings and meetings of stockholders at which the Chairman of the Board is absent;
•
serve as temporary Chairperson of the Board in the event of the inability of the Chairperson of the Board to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Independent Director shall have the authority to convene meetings of the Board;

•	collaborate with the Chairman of the Board on the frequency of Board meetings and any need for special Board meetings, if required;
•	have authority to call meetings of the independent directors;
•	lead the Board in discussions concerning the CEO’s performance and CEO succession;
•	together with the Chairman of the Board, approve meeting agendas and meeting schedules for the Board;
•	together with the Chairman of the Board, approve information sent to the Board, as necessary;
•	serve as a liaison for stockholders who request direct communications with the Board;
•
recommend to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and

•	perform such other duties and responsibilities as requested by the Board.
Role of the Board in Risk Oversight
The Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss the Company’s business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements, including whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking. The Audit Committee is responsible for overseeing our risk assessment and management processes related to, among other things, our financial reports and record-keeping, major litigation and financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is responsible for risk oversight associated with corporate governance practices and the composition of our Board and its committees.
Evaluations of the Board of Directors
Under our Corporate Governance Guidelines, the Board shall evaluate its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Nominating and Corporate Governance Committee. The Board shall discuss each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof or of the directors.

Board and Committee Meetings and Attendance
Directors are expected to make every effort to attend all meetings of the Board and all meetings of the committees on which they serve. During fiscal 2020, our Board met only once since the Business Combination, as defined below, was consummated in November 2020. During fiscal 2020, each member of our Board attended at least 75% of the aggregate of all Board and relevant Committee meetings held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Each director is encouraged and generally expected to attend the Company’s annual meeting of stockholders. We completed our initial public offering in May 2020 (the “IPO”) and we consummated the Business Combination in November 2020. As such, we did not have an annual meeting of stockholders in 2020.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Copies of the charters of the committees and our Corporate Governance Guidelines are available on the investor relations page of our website at https://investors.mpmaterials.com/. The information in or accessible through our website is not incorporated into, and is not considered part of, this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
The following table provides membership and meeting information for 2020 for each of these committees of our Board with directors marked with an asterisk (*) identified as committee chair:
Name	Audit	Compensation	Nominating and Corporate Governance
Connie K. Duckworth	X	—	X*
Daniel Gold	—	X	—
James Litinsky	—	—	—
Maryanne R. Lavan	X	—	X
Andrew A. McKnight	—	X*	—
General (Retired) Richard B. Myers	—	—	X
Randall Weisenburger	X*	X	—
Total meetings held in 2020	2	1	1
Audit Committee
Randall Weisenburger, Connie K. Duckworth, and Maryanne R. Lavan are the members of the Audit Committee. Mr. Weisenburger is the Chairman of the Audit Committee. Each proposed member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Randall Weisenburger qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and that each of the members is financially literate, as defined under the rules of the NYSE.
Under its charter, the functions of the Audit Committee include:
•	appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;
•	pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;
•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
•
discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

•
reviewing the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee
Andrew A. McKnight, Randall Weisenburger, and Daniel Gold are the members of the Compensation Committee. Mr. McKnight is the Chairman of the Compensation Committee. All of the members of the Compensation Committee are independent directors and are considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act.
Under its charter, the functions of the Compensation Committee include:
•
reviewing and approving annually the evaluation process and compensation structure for the Company’s or its subsidiaries’ officers; and evaluating, reviewing and recommending to the Board any changes to, or additional, stock-based and other incentive compensation plans.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.
Nominating and Corporate Governance Committee
Connie K. Duckworth, General Richard B. Myers, and Maryanne R. Lavan are members of the Nominating and Governance Committee. Ms. Duckworth is the Chairperson of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Governance Committee are independent directors.
Under its charter, the functions of the Nominating and Corporate Governance Committee include:
•	identifying individuals qualified to become a member of the Board and recommending to the Board the director nominees for the next annual meeting of stockholders;
•	recommending to the Board the Corporate Governance Guidelines applicable to the Company;
•	leading the Board in its annual review of the performance of (a) the Board; (b) the Board committees; and (c) management; and
•	recommending to the Board nominees for each Board committee.
The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. In addition, on a periodic basis, the Nominating and Corporate Governance Committee will conduct an in-depth, broad scope and detailed review of succession planning efforts of the Company’s management team.
The Nominating and Corporate Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Corporate Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Corporate Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Corporate Governance Committee. Potential director candidates recommended by the Company’s management and stockholders are evaluated in the same manner as nominees identified by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition.
Code of Ethics
The Company has adopted a Code of Ethics applicable to its directors, executive officers and employees that complies with the rules and regulations of the NYSE. The Code of Ethics codifies the business and ethical principles that govern all aspects of the Company’s business. A copy of the Code of Ethics is available at https://investors.mpmaterials.com/. If we ever were to amend or waive any provision of our Code of Ethics that applies to our directors or executive officers, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K. The information in or accessible through our website is not incorporated into, and is not considered part of, this Proxy Statement.
Stock Ownership by Directors
The Board believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. Accordingly, effective November 17, 2020, the Board adopted stock ownership guidelines requiring each non-employee and non-affiliated director that participates in our non-employee and non-affiliated director compensation program to own common stock (or equivalents) having a value of at least five times the annual cash retainer fee, within five years of becoming a director, which shall be maintained through such director’s term of service. In the event that the annual cash retainer fee is increased, non-employee and non-affiliated directors will have five years to meet the new ownership guidelines. Until the required ownership guideline is reached, non-employee directors are required to retain at least 50% of the net profit shares acquired from the vesting or exercise of their awards. The Compensation Committee will periodically review the ownership and holding requirements for non-employee and non-affiliated directors and make recommendations to the Board with regard to any changes.
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the Board.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o MP Materials Corp., 6720 Via Austi Parkway, Suite 450, Las Vegas, Nevada 89119, Attention: Lead Independent Director. Our Corporate Secretary shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. Our Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal year, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
A.	Transactions with Fortress Acquisition Sponsor LLC and Affiliated Persons/Entities
Founder Shares
On January 31, 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to Fortress Acquisition Sponsor LLC (the “Sponsor” and such shares, the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares automatically converted into shares of Class A common stock on a one-for-one basis upon consummation of the Business Combination on November 17, 2020.
The holders of the Founder Shares agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day-period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completed a liquidation, merger, stock exchange, reorganization or other similar transaction that resulted in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. During April 2020, the Sponsor transferred 25,000 Founder Shares to an independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to June 30, 2020, the Sponsor transferred an additional 25,000 Founder Shares to another independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to the consummation of the Business Combination, the Sponsor sold 27,643 Founder Shares to other permitted Sponsor transferees.
Pursuant to the Parent Sponsor Letter Agreement entered into concurrently with the Merger Agreement, all of the shares of FVAC Class A common stock issued upon the conversion of the Founder Shares (shares of FVAC Class F common stock initially purchased by holders of Founder Shares prior to the IPO), shall be subject to certain vesting and forfeiture provisions (the “Vesting Shares”), as follows: (i) 50% of the Vesting Shares shall vest if a $12.00 stock price level is achieved, (ii) 25% of the Vesting Shares shall vest if a $14.00 stock price level is achieved and (iii) 25% of the Vesting Shares shall vest if a $16.00 stock price level is achieved, in each case for any 20 trading days during any consecutive 30-trading day-period within ten years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Parent Sponsor Letter Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Parent Sponsor Letter Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Parent Sponsor Letter Agreement then such Vesting Shares shall be deemed vested as of one day prior to consummation of the Parent Sale.
Office Space and Related Support Services
Effective April 30, 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the Business Combination on November 17, 2020, the Company ceased paying these monthly fees. During the year ended December 31, 2020, the Company incurred approximately $101,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

Promissory Note
Prior to the IPO, the Sponsor loaned the Company an aggregate of $211,382 to cover expenses related to the IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020, and the closing of the IPO. The Company repaid the promissory note in full on May 4, 2020.
Private Placement Warrants
On November 17, 2020, immediately prior to the consummation of the Business Combination, and pursuant to the Parent Sponsor Warrant Exchange Agreement entered into by the Company and the Sponsor on July 15, 2020, the Sponsor exchanged all 5,933,333 of its private placement warrants (the “Private Placement Warrants”), for an aggregate of 890,000 shares of FVAC Class F common stock that, upon the consummation of the Business Combination, were converted into common stock of the Company.
PIPE Investment
In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 500,000 shares of FVAC Class A common stock at $10.00 per share for an aggregate purchase price of $5.0 million. Andrew A. McKnight and certain other directors and officers of FVAC participated in the PIPE Investment indirectly through an investment in the Sponsor.
B.	Transactions with JHL Capital Group LLC, QVT Financial LP and Affiliated Persons and/or Entities Business Combination
On November 17, 2020, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of July 15, 2020, as amended on August 26, 2020 (the “Merger Agreement”), by and among our predecessor company, Fortress Value Acquisition Corp. (“FVAC”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR”). Pursuant to the Merger Agreement, among other things, MPMO and SNR each became indirect wholly-owned subsidiaries of FVAC. In connection with the consummation of the Business Combination, the Company changed its name to “MP Materials Corp.”
In accordance with the Merger Agreement, among other things, (a) MPMO and SNR, prior to the consummation of the transactions contemplated by the Merger Agreement, completed reorganizations (the “Pre-Closing Reorganization”), pursuant to which, among other things, (i) an affiliate of an MPMO equity holder formed a new Delaware corporation (“MPMO HoldCo”), and SNR formed a new Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes (“SNR HoldCo”), (ii) each of MPMO HoldCo and SNR HoldCo formed wholly-owned subsidiaries, MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, and (iii) each of MPMO and SNR merged with MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, with MPMO and SNR as the surviving company of each merger and becoming wholly-owned subsidiaries of MPMO HoldCo and SNR HoldCo, respectively; (b) through two consecutive mergers constituting part of the same overall transaction, MPMO Merger Corp., merged with and into MPMO HoldCo, with MPMO HoldCo being the surviving corporation, and immediately thereafter MPMO HoldCo merged with and into MPMO Merger LLC, with MPMO Merger LLC being the surviving company (such mergers, the “MPMO Mergers”); and (c) through two consecutive mergers constituting part of the same overall transaction, SNR Merger Company merged with and into SNR HoldCo, with SNR HoldCo being the surviving company, and immediately thereafter SNR HoldCo merged with and into SNR Merger LLC, with SNR Merger LLC being the surviving company (together with the MPMO Mergers and the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”).
Registration Rights Agreement
At the consummation of the Business Combination, the Company, the Sponsor, James H. Litinsky, Trustee of James Henry Litinsky Revocable Trust U/A/D, JHL Capital Group LLC, JHL Capital Group Holdings One LLC, JHL Capital Group Holdings Two LLC, Saratoga Park Ltd., QVT Family Office Onshore LP and Fourth Avenue

FF Opportunities LP – Series E (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”), pursuant to which, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. The A&R RRA Parties have agreed in the A&R RRA not to sell, transfer, pledge or otherwise dispose of shares of common stock they hold or receive for certain time periods, subject to certain exceptions specified therein. Pursuant to the terms of the A&R RRA, the Company filed a resale shelf registration statement on Form S-1 (File No. 333-251239) (the “Registration Statement”), which was declared effective by the SEC on December 28, 2020, registering up to 98,558,548 shares of common stock for resale by the existing stockholders of the Company who were parties to the A&R RRA. On March 26, 2021, certain existing Company stockholders sold 6,900,000 of such registered shares, as part of an underwritten public secondary offering pursuant to the Registration Statement and the terms of the A&R RRA.
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the Closing Date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
MPMO LLC Agreement
In connection with the formation of MPMO and the acquisition of the Mountain Pass facility, MPMO entered into a limited liability company agreement with its equity holders in 2017 (the “MPMO LLC Agreement”). The rights of the prior MPMO unitholders under the MPMO LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.
The MPMO LLC Agreement set forth the prior understanding and agreement with respect to corporate governance matters, including the following:
•
JHL Capital Group Holdings Two LLC, on the one hand, and Saratoga Park Ltd., QVT Family Office Onshore LP and Fourth Avenue FF Opportunities LP – Series E and any of their affiliates (referred to as the “QVT Holders”), on the other hand, who were each referred to as the “Principal Common Members,” each had the right to designate one manager to MPMO’s board of managers for so long as such Principal Common Member or its affiliates owned at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement. Additionally, (1) any action by the members required the affirmative vote of each Principal Common Member, and (2) any action by the board of managers required the affirmative vote of the manager designated by each Principal Common Member, in each case, for so long as such Principal Common Member or its affiliates owned at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement.

•
For so long as Leshan Shenghe Rare Earth Co., Ltd (“Leshan Shenghe”) owned any MPMO units, it had the right to designate one individual to attend all MPMO Board meetings as a non-voting observer. MPMO and the MPMO Board had the right to restrict such attendance under certain circumstances. Leshan Shenghe’s right to designate a Board observer terminated upon completion of the Pre-Closing Reorganization.

•
The MPMO LLC Agreement also contained restrictions on the transfer of MPMO’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, preemptive rights, registration rights, and confidentiality agreements.

SNR LLC Agreement
The rights of the prior SNR unitholders under the SNR LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.

In connection with the formation of SNR and the acquisition of the subterranean mineral rights located under the surface of the Mountain Pass facility, SNR previously entered into a limited liability company agreement with its equity holders (the “SNR LLC Agreement”). The SNR LLC Agreement set forth the prior understanding and agreement with respect to corporate governance matters, and also contained restrictions on the transfer of SNR’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, registration rights, and confidentiality agreements.
MPMO Unsecured Note
In April 2017, the Company issued a 5% callable unsecured promissory note to certain investment funds managed by or affiliated with JHL Capital Group and QVT Financial, in exchange for loans extended by those entities. This note was repaid in full upon the consummation of the Business Combination.
MPMO Secured Note
In August 2017, the Company issued a 10% secured promissory note to certain investment funds managed by and/or affiliated with JHL Capital Group and QVT Financial, in exchange for a loan extended by those entities to enable us to purchase certain equipment. This promissory note was secured by a lien on certain equipment that was purchased by us with the proceeds of the note. In addition, the interest on this promissory note was payable in kind whereby the interest would be added to the principal balance. This note was repaid in full upon the consummation of the Business Combination.
MPMO-SNR Lease
In April 2017, MPMO entered into a 30-year mineral lease and license agreement with SNR (the “Royalty Agreement”) under which MPMO paid royalties to SNR in the amount of 2.5% of the gross proceeds from the sale of rare earth products made from ores extracted from the Mountain Pass mine, subject to a minimum non-refundable royalty of $0.5 million per year. At the time of entering into the Royalty Agreement, MPMO and SNR were both majority owned by investment funds managed by and/or affiliated with JHL Capital Group or QVT Financial. In connection with the Business Combination, MPMO and SNR both became wholly-owned subsidiaries of the Company. Pursuant to the MPMO-SNR Lease, SNR agreed to (1) lease to MPMO, on an exclusive basis, all of SNR’s interests in the subterranean minerals rights located below the surface of the real property comprising the Mountain Pass facility (the “Mineral Rights Lease”), and (2) grant an exclusive license to MPMO to use certain intellectual property to develop, use, process, design, market, sale or otherwise dispose of rare earth products and any apparatus and equipment necessary therefor (the “Intellectual Property License”).
The initial term of the MPMO-SNR Lease runs for 30 years from the date of execution of the MPMO-SNR Lease, and thereafter will be renewed for so long as MPMO mines rare earths, or produces or processes rare earth products, on the Mountain Pass facility or other adjacent or contiguous properties owned or controlled by MPMO.
In consideration for the Mineral Rights Lease and Intellectual Property License, MPMO pays to SNR (1) annual “Advanced Minimum Royalties,” which are currently $500,000 and will remain that amount for the term of the MPMO-SNR Lease, and (2) quarterly “Gross Revenue Royalties” equal to 2.5% of MPMO’s gross proceeds from its sales of rare earth products. The Advanced Minimum Royalty payment made in a certain year will be credited against Gross Revenue Royalty payments that become due in that year. The amounts paid by MPMO pursuant to the MPMO-SNR lease totaled $2.4 million and $1.9 million in years ended December 31, 2020 and 2019, respectively.
Expense Reimbursements
MPMO has reimbursed JHL Capital Group for travel-related expenses incurred by JHL Capital Group personnel in connection with MPMO business. Such travel-related expense reimbursements totaled $0.1 million and $0.2 million for the years ended December 31, 2020 and 2019, respectively.
C.	Transactions with Shenghe Resources Holdings Co. Ltd. and Affiliated Persons/Entities
Original Commercial Arrangements
In connection with the acquisition and development of the Mountain Pass facility, MPMO entered into a set of commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe Resources (Singapore)”), a majority owned subsidiary of Leshan Shenghe whose ultimate parent is Shenghe

Resources Holding Co., Ltd., a Shanghai Stock Exchange listed company. Shenghe Resources (Singapore) and its affiliates primarily engage in the mining, separation, processing and distribution of rare earth products. MPMO also issued to Leshan Shenghe, 110.98 MPMO preferred units, which represented all of the issued and outstanding MPMO preferred units. These MPMO units were exchanged for MPMO HoldCo preferred stock and eventually our common stock and the contingent right to receive Earnout Shares in connection with the Business Combination.
The original commercial arrangements with Shenghe Resources (Singapore) were entered into on May 22, 2017, prior to MPMO’s acquisition of the Mountain Pass facility. These agreements principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”).
Under the TSA, Shenghe Resources (Singapore) provided technical services, know-how and other assistance to MPMO in order to facilitate Mountain Pass facility development and operations. In addition, both the TSA and Original Offtake Agreement imposed certain funding obligations on Shenghe Resources (Singapore). The Original Offtake Agreement required Shenghe Resources (Singapore) to advance to MPMO an initial $50 million and the TSA required Shenghe Resources (Singapore) to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe Resources (Singapore) also agreed to provide additional funding in the amount of $30 million to MPMO pursuant to a separate letter agreement, dated June 20, 2017, in connection with MPMO’s acquisition of the Mountain Pass facility. Under the terms of these agreements, the amounts funded by Shenghe Resources (Singapore) constituted prepayments for the rare earth products to be sold to Shenghe Resources (Singapore) historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement (as defined below)).
Under the Original Offtake Agreement, MPMO sold to Shenghe Resources (Singapore), and Shenghe Resources (Singapore) purchased on a firm “take-or-pay” basis, all of the rare earth products produced by the Mountain Pass facility. Shenghe Resources (Singapore) marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the above-noted prepayments, and provided the means by which MPMO repaid, and Shenghe Resources (Singapore) recovered, such amounts. The Original Offtake Agreement provided for an open book verification of Shenghe Resources (Singapore)’s gross profits. Shenghe Resources (Singapore) was obliged to prioritize sales to U.S. and European markets and such other markets as designated by MPMO, provided such sales could be made on reasonably commercial terms. Under the Original Offtake Agreement, MPMO was obliged to sell all Mountain Pass facility rare earth products to Shenghe Resources (Singapore) until Shenghe Resources (Singapore) had fully recouped all of its prepayment funding, at which point that agreement would terminate automatically. Product sales to Shenghe Resources (Singapore) totaled $133.7 million and $73.0 million for the years ended December 31, 2020 and 2019, respectively.
As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between MPMO and Shenghe Resources (Singapore), subject to certain agreed exceptions. MPMO retained the right to distribute its products directly to certain categories of customers. As compensation for its distribution and marketing services, the DMA entitled Shenghe Resources (Singapore) to 35% of the net profits from the sale of Mountain Pass facility rare earth products.
In order to secure Shenghe Resources (Singapore)’s performance under the Original Offtake Agreement and TSA, Leshan Shenghe issued a parent guaranty to MPMO on May 22, 2017 (the “Shenghe Guaranty”), and entered into an equity pledge agreement (the “Shenghe Pledge Agreement”) on June 18, 2017.
Framework Agreement and Restructured Commercial Arrangements
In May 2020, we entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe and Leshan Shenghe that significantly restructured the parties’ commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe’s prepayment obligations to MPMO, as well as either the amendment or termination of the various agreements between the parties, as discussed below.
Pursuant to the Framework Agreement, we entered into an amended and restated offtake agreement with Shenghe and Leshan Shenghe on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness, superseded and replaced the Original Offtake Agreement, and MPMO issued to Shenghe a warrant on June 2, 2020 (the “Shenghe Warrant”), exercisable at a nominal price for 89.88 MPMO preferred units, which, at the time, reflected approximately 7.5% of MPMO’s equity on a diluted basis, subject to certain restrictions. Pursuant to the Framework Agreement, Shenghe funded the remaining portion of the Initial Prepayment Amount and agreed to fund an additional $35.5 million advance to us (the “Second Additional Advance” and together with the Initial Prepayment Amount, inclusive of the $30.0 million increase pursuant to the Letter Agreement, the “Offtake Advances”), which amounts were fully funded on June 5, 2020. As discussed below, the Shenghe Warrant was exercised in full for MPMO preferred units which were exchanged for MPMO HoldCo preferred stock and eventually our common stock and the contingent rights to receive Earnout Shares in connection with the Business Combination.
Upon the funding of the remaining obligations on June 5, 2020, (i) the TSA and the DMA were terminated, (ii) the A&R Offtake Agreement and the Shenghe Warrant became effective, and (iii) the Shenghe Guaranty and the Shenghe Pledge Agreement were terminated (such events are collectively referred to as the “June 2020 Modification”). Thus, at the present time, Leshan Shenghe’s and Shenghe’s involvement with MPMO and the Mountain Pass facility consists of only the A&R Offtake Agreement.
The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe, and other terms of the Original Offtake Agreement, with the following material changes: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the Prepaid Balance has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe, to be credited against the amounts owed on Offtake Advances; (iii) replaces the Shenghe Sales Discount under the Original Offtake Agreement with a fixed monthly sales charge; (iv) provides that the purchase price to be paid by Shenghe for our rare earth products (a portion of which reduces the Prepaid Balance rather than being paid in cash) will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe, on an annual basis, an amount equal to our annual net income, less any amounts recouped through the Gross Profit Recoupment mechanism over the course of the year, until the Prepaid Balance has been reduced to zero; (vi) obliges us to pay Shenghe the net after-tax profits from certain sales of assets until the Prepaid Balance has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products.
The purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between MPMO and Shenghe. As with the Original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe has fully recouped all of its prepayment funding. Following that termination, MPMO will have no contractual arrangements with Shenghe for the distribution, marketing or sale of rare earth products.
Reagent Purchases
MPMO occasionally purchases reagent products (produced by an unrelated third party) used in the milling process at the Mountain Pass facility from Shenghe Resources (Singapore). Such purchases are made on a case-by-case basis pursuant to standard purchase orders. Such purchases totaled $2.6 million and $3.2 million for the years ended December 31, 2020 and 2019, respectively.
Procedures with Respect to Review and Approval of Related Person Transactions
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member or nominee of the Company’s Board of Directors;
•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

The Company has also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

DIRECTOR COMPENSATION
In connection with the consummation of our Business Combination and after considering the input of FW Cook, an independent executive compensation consultant, our Board approved the director compensation program set forth below with respect to our non-employee and non-affiliated members of our Board. Messrs. Gold and McKnight do not receive compensation for their services on the Board. Mr. Litinsky, as our Chairman and CEO, does not receive separate compensation for his service on the Board.
•	Annual Board Cash Retainer: $60,000
•	Additional Lead Independent Director Cash Retainer: $20,000
•	Committee Member Cash Retainers:
-	Audit Committee: $7,500
-	Compensation Committee: $5,000
-	Governance and Nominating Committee: $5,000
•	Additional Committee Chair Cash Retainers:
-	Audit Committee: $15,000
-	Compensation Committee: $10,000
-	Governance and Nominating Committee: $7,500
•	Annual Restricted Stock Unit Award: $100,000
-	Vesting upon the earlier to occur of the one-year anniversary of the grant date and the next annual meeting of shareholders following the grant date
-
Vested restricted stock units to be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service

The number of shares underlying the annual restricted stock unit award is calculated by dividing $100,000 by the closing price of a share of our common stock on the NYSE as of the date the annual restricted stock unit award is granted. As discussed above, non-employee and non-affiliated directors are also subject to stock ownership guidelines equal to five times the annual Board cash retainer. Directors have five years from becoming subject to the guidelines to achieve the required ownership level.
At the time of the closing of the Business Combination, our non-employee and non-affiliated members of the Board received a restricted stock unit award under the director compensation program described above, pro-rated for the period of service between the closing of the Business Combination and the date of the Annual Meeting. Beginning in fiscal 2021, non-employee and non-affiliated members of the Board will receive cash retainers in accordance with the program described above.
Effective January 1, 2021, non-employee directors are permitted to defer cash retainers and receive deferred stock units in lieu of such cash fees. If a director elects to defer cash retainer fees, the director will receive stock-settled deferred stock units that will be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service.

2020 Director Compensation Table
The following table lists the individuals who served on our Board in 2020 and the compensation received in 2020 for their service as directors, other than with respect to Mr. Litinsky, our Chairman and CEO, whose compensation as an officer of the Company is detailed in the 2020 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. During 2020, the only compensation received by members of our Board was a restricted stock unit award, pro-rated for the period of service between the closing of the Business Combination and the date of the Annual Meeting.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Connie K. Duckworth	—	$57,531	$57,531
Daniel Gold	—	—	—
Maryanne R. Lavan	—	57,531	57,531
Andrew A. McKnight	—	—	—
General (Retired) Richard B. Myers	—	57,531	57,531
Randall Weisenburger	—	57,531	57,531
(1)
Amounts reported in this column reflect the aggregate grant date fair value of restricted stock units awarded in 2020, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), determined based on the closing stock price on the date of grant. As of December 31, 2020, each of Ms. Duckworth, Ms. Lavan, General Myers and Mr. Weisenburger held 3,998 restricted stock units.

EXECUTIVE COMPENSATION
The following is a discussion of fiscal 2020 compensation arrangements of our named executive officers. As an “emerging growth company” (as defined in the JOBS Act), we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Overview
This section provides a discussion of the compensation paid or awarded to each individual who served as Chief Executive Officer during 2020 and our two other most highly compensated executive officers serving as of December 31, 2020. We refer to these individuals as our “named executive officers.” For 2020, our named executive officers were:
•	James Litinsky, Chairman and Chief Executive Officer
•	Michael Rosenthal, Chief Operating Officer and Former Chairman and Chief Executive Officer
•	Ryan Corbett, Chief Financial Officer
•	Sheila Bangalore, Chief Strategy Officer and General Counsel
The 2020 compensation program for the named executive officers other than the Chairman and CEO was impacted by the Business Combination that resulted in the current publicly-traded company. Prior to the Business Combination, there was no compensation committee and the Company’s compensation program reflected a private company compensation structure. The material elements of our 2020 executive compensation program were base salary, an annual cash bonus, and equity awards granted in connection with the closing of the Business Combination. Mr. Litinsky does not currently participate in our executive compensation program, although he is eligible to receive severance benefits in the event of specified terminations of employment, as described below. In connection with the Business Combination, the Company retained FW Cook, an independent executive compensation consultant, to help advise on the Company’s executive and director compensation program. We expect that the Company’s executive compensation program will evolve to reflect its status as a publicly-traded company, while still supporting the Company’s overall business and compensation objectives.
Effective May 17, 2021, Elliot Hoops will take over the role of General Counsel and Corporate Secretary. For information about Ms. Bangalore’s resignation agreement see “Employment Agreements and Other Arrangements with Executive Officers—Sheila Bangalore” below.
Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability to us. In connection with the negotiations of the employment agreements with Messrs. Rosenthal and Corbett and Ms. Bangalore during 2020, their initial base salaries were established as follows: Mr. Rosenthal, $250,000; Mr. Corbett, $300,000; and Ms. Bangalore, $300,000 (increased to $350,000 following the closing of the Business Combination). Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by each named executive officer in 2020.
Annual Cash Bonuses
We provide our senior leadership team with short-term incentive compensation through an annual cash bonus program. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our 2020 annual cash bonus program provided cash incentive award opportunities based a qualitative assessment of performance for 2020. Bonus payouts for 2020 were determined based on the achievement of: (i) Company performance goals relating to safety, production, and profitability; (ii) department goals focused on team building and execution; and (iii) individual performance.

The 2020 bonus targets for Mr. Rosenthal, Mr. Corbett and Ms. Bangalore were $450,000, $400,000, and $210,000, respectively, with Ms. Bangalore entitled to a minimum bonus for 2020 equal to $125,000. The 2020 bonus target for Mr. Corbett was an annual cash incentive of not less than $300,000. Based on our 2020 performance, the Compensation Committee of the Board of Directors awarded annual incentive awards to Messrs. Rosenthal and Corbett and Ms. Bangalore as follows, with a portion of the award delivered as fully vested stock awards granted in early 2021:
Name	Annual Incentive - Cash Award ($)	Annual Incentive - Fully Vested Stock Award ($)(1)	Total Annual Incentive Compensation ($)
James Litinsky	$0	$0	$0
Michael Rosenthal	$200,000	$128,468	$328,488
Ryan Corbett	$300,000	$53,061	$353,100
Sheila Bangalore	$165,000	$24,094	$189,128
(1)
In accordance with SEC disclosure rules, the fully vested stock awards granted in early 2021 based on 2020 performance will be reflected as 2021 compensation in the 2021 Summary Compensation Table and have been excluded from the 2020 Summary Compensation Table below. In addition, based on performance achieved with respect to the 2020 performance goals, the Compensation Committee awarded restricted stock unit awards as 2021 long-term incentive awards with an equivalent value to the fully vested annual incentive stock awards, with vesting in 25% annual increments based on continued service through the applicable vesting date.

In addition to the annual bonuses, the employment agreements for Mr. Corbett and Ms. Bangalore provided closing bonuses of $350,000 and $200,000, respectively, payable upon the closing of the Business Combination. These bonuses were granted to recognize their contribution and extraordinary efforts related to executing the Business Combination.
Please see the ”Bonus” column in the 2020 Summary Compensation Table for the amount of the annual cash bonus paid to each named executive officer with respect to 2020.
Equity Awards
In connection with the negotiation of their employment agreements, each of Messrs. Rosenthal and Corbett and Ms. Bangalore became entitled to equity awards, effective as of the closing of the Business Combination, as follows:
•
Mr. Rosenthal’s employment agreement provided for an initial equity award equal to 1.7% of the pre-money Combined Company Equity Value in the form of a restricted stock award. The initial equity award is scheduled to vest over four years, with 40% vesting on the 15-month anniversary of the grant date, 20% vesting on the 27-month anniversary of the grant date, and 20% vesting on each of the 39-month and four-year anniversary of the grant date, subject to Mr. Rosenthal’s continued employment through the applicable vesting date and accelerated vesting in the event of a change of control, termination without cause or termination due to good reason, death or disability. Combined Company Equity Value is defined as the aggregate value of MPMO, SNR and their respective successors, as determined based on the definitive agreements with respect to the Business Combination and disregarding any equity compensation awarded in connection with the Business Combination.

•
Mr. Corbett’s employment agreement provided, effective as of the closing of the Business Combination, (i) an initial equity award with a grant date fair value equal to $2.0 million in the form of fully vested stock, subject to customary lock-up provisions, and (ii) a restricted stock award with a grant date fair value equal to $1.5 million and vesting 40% on the one-year anniversary of the grant date and in 20% annual increments on the two, three and four-year anniversaries of the grant date, subject to Mr. Corbett’s continued employment and accelerated vesting in the event of a change of control or termination without cause or due to good reason.

•
Ms. Bangalore’s employment agreement provided, effective as of the closing of the Business Combination, a restricted stock award with a grant date fair value equal to $1.0 million and vesting in 25% annual increments on each anniversary of the grant date, subject to Ms. Bangalore’s continued employment and accelerated vesting in the event of a change of control.

Ownership Guidelines
The Board believes that an ownership stake in the Company strengthens the alignment of interests between executive officers and stockholders. Accordingly, effective November 17, 2020, the Board adopted stock ownership guidelines requiring the Chief Executive Officer and the Company’s other executive officers to own common stock (or equivalents) having a value equal to a specified multiple of the executive officer’s base salary level (five times in the case of the Chief Executive Officer and two times for all other executive officers), within five years of becoming subject to the guidelines. In the event that the executive officer’s base salary is increased, the executive officer will have five years to meet the new ownership guidelines. Until the required ownership guideline is reached, executive officers are required to retain at least 50% of the net profit shares acquired from the vesting or exercise of their awards. Mr. Litinsky does not currently receive a base salary from the Company and, accordingly, is not subject to a stock ownership requirement. Please see the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement for shares held by Mr. Litinsky and his affiliates.
2020 Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed in 2020, and, to the extent required by applicable SEC disclosure rules, 2019.
Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
James Litinsky Chairman and Chief Executive Officer	2020	$—	$—	$—	$—	—
Ryan Corbett(5) Chief Financial Officer	2020	$271,154	$650,000	$5,036,500	$4,000	$5,961,654
	2019	—	—	—	—	—
Michael Rosenthal(5) Chief Operating Officer and Former Chairman and Chief Executive Officer	2020	$262,938	$200,000	$22,491,656	$23,220	$22,977,814
	2019	—	—	—	—	—
Sheila Bangalore General Counsel and Chief Strategy Officer	2020	$213,462	$365,000	$1,439,000	$3,317	$2,020,779
(1)
Reflects position as of December 31, 2020. From the consummation of the Business Combination, Mr. Litinsky has served as the Company’s Chairman and Chief Executive Officer, Mr. Corbett as Chief Financial Officer, Mr. Rosenthal as Chief Operating Officer and Ms. Bangalore as General Counsel and Chief Strategy Officer. Prior to the consummation of the Business Combination, Mr. Rosenthal served as the Company’s Executive Co-Chairman and Chief Executive Officer. Mr. Litinsky does not currently participate in our executive compensation program, although he is eligible to receive severance benefits in the event of specified terminations of employment pursuant to his employment agreement.

(2)
Reflects (i) cash annual bonuses paid to Messrs. Corbett and Rosenthal and Ms. Bangalore and (ii) closing bonuses of $350,000 and $200,000 paid to Mr. Corbett and Ms. Bangalore in connection with the closing of the Business Combination. Excluded from this column is the portion of the annual bonus paid in fully vested stock that was granted in early 2021 at the discretion of the Compensation Committee and which will be reflected as 2021 compensation in the 2021 Summary Compensation Table.

(3)
As noted above, during 2020, each of Messrs. Corbett and Rosenthal and Ms. Bangalore received equity awards upon the closing of the Business Combination. Amounts reported in this column reflect the aggregate grant date fair value of fully vested shares and shares of restricted stock awarded in 2020, computed in accordance with ASC 718, determined based on the closing stock price on the date of grant.

(4)
For 2020, consists of Company matching contributions to the Company’s 401(k) plan. For 2020, other compensation for Mr. Rosenthal also includes $19,528 for retirement plan contributions reimbursed to QVT. Prior to the Business Combination, the Company leased Las Vegas area housing, with a lease term through January 2021, for use by Company personnel or affiliates when visiting the Company’s facilities for business purposes. Mr. Rosenthal utilized such housing when he traveled to the Company’s corporate headquarters. As there was no additional, incremental cost associated with providing this benefit to Mr. Rosenthal, no amounts are included in this table for such benefit. The Company did not extend the lease for this housing upon its expiration.

(5)
During 2019, neither Mr. Rosenthal nor Mr. Corbett were separately compensated by MPMO for their service to the Company. Instead, Mr. Rosenthal received compensation from QVT Financial for his services to QVT Financial, which included serving as Executive Chairman and Chief Executive Officer of the Company, and Mr. Corbett received compensation from JHL for his services to JHL, which included serving as Chief Financial Officer of MPMO. Because Mr. Rosenthal and Mr. Corbett each performed a number of services for QVT Financial and JHL, respectively, the Company is unable to allocate compensation received from QVT Financial and JHL for their services to MPMO. Accordingly, the amount reported in this table is zero for salary and bonus compensation. Mr. Litinsky was not compensated for his services to MPMO in 2019. During 2020, the amount reported in the salary column for Mr. Rosenthal includes $139,861 reimbursed to QVT for payments QVT made for services Mr. Rosenthal performed for MPMO.

Outstanding Equity Awards at 2020 Fiscal Year End
The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2020. Mr. Litinsky does not hold any outstanding equity awards. Please see the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement for shares held by Mr. Litinsky and his affiliates.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(1)
James Litinsky	—	—	—
Ryan Corbett	11/17/2020	150,000(2)	$4,825,500
Michael Rosenthal	11/17/2020	1,563,006(3)	50,281,903
Sheila Bangalore	11/17/2020	100,000(4)	3,217,000
(1)	The market value of shares or units that have not vested reflects a stock price of $32.17, our closing stock price on December 31, 2020.
(2)
These shares of restricted stock are scheduled to vest with respect to 40% of the award on the one-year anniversary of the grant date and in 20% annual increments on the second, third and fourth anniversaries of the grant date, subject to Mr. Corbett’s continued employment and accelerated vesting in the event of a change of control or termination without “cause” or resignation due to “good reason.”

(3)
These shares of restricted stock are scheduled to vest over four years, with 40% vesting on the 15-month anniversary of the grant date, 20% vesting on the 27-month anniversary of the grant date, and 20% vesting on each of the 39-month and four-year anniversary of the grant date, subject to Mr. Rosenthal's continued employment through the applicable vesting date and accelerated vesting in the event of a change of control, termination without “cause,” resignation due to “good reason”, death or termination due to “disability.”

(4)
These shares of restricted stock are scheduled to vest in 25% annual increments on each anniversary of the grant date, subject to Ms. Bangalore's continued employment through the applicable vesting date and accelerated vesting in the event of a change of control.

Tax-Qualified Retirement Plan
The Company has a tax-qualified retirement savings plan, the MP Materials 401K Plan (the “401(k) Plan”), under which participating employees may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, the Company matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. The Company currently makes matching contributions under the 401(k) Plan at a rate of 100% of the first 1% to 2% of eligible compensation contributed by participants, and 50% for employee contributions of 3% to 4%, with an annual cap of $4,000. The 401(k) Plan also allows the Company to make discretionary profit-sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who have worked at least 1,000 hours and are employed on the last day of the plan year in an amount determined by the Board.
Employment Agreements and Other Arrangements with Executive Officers
In connection with the Business Combination, the Company entered into new employment agreements with each of the named executive officers, as summarized below.
James Litinsky
Mr. Litinsky’s employment agreement became effective upon the closing of the Business Combination and, pursuant to such agreement, Mr. Litinsky became the Company’s Chairman of the Board and CEO following the Business Combination. Under the terms of Mr. Litinsky’s employment agreement, Mr. Litinsky will not initially receive a base salary. At any time on or after the one-year anniversary of the closing of the Business Combination, Mr. Litinsky may request that the Compensation Committee, in consultation with such committee’s compensation consultant, prepare and present a proposal to Mr. Litinsky of a compensation package (including base salary, annual cash and equity incentives and severance) that is competitive for a publicly-traded company of comparable size and consistent with the Company’s then-current pay strategy for senior executives, with the parties to negotiate in good faith a compensation package for Mr. Litinsky.
In the event Mr. Litinsky’s employment is terminated by the Company without cause or by Mr. Litinsky due to good reason, Mr. Litinsky will be entitled to a $2,000,000 severance payment, payable in installments over the one-year period following such termination. The severance payment is subject to Mr. Litinsky’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.
Michael Rosenthal
Effective as of July 1, 2020, Mr. Rosenthal entered into an employment agreement, which provided that he would continue to serve as CEO of the Company until the closing of the Business Combination, at which time he assumed the role of Chief Operating Officer. Under the employment agreement, Mr. Rosenthal will receive an annual base salary of not less than $250,000 and is eligible to participate in the Company’s annual incentive program, with a 2020 annual incentive target equal to $450,000 and payouts ranging from 0% to 150% of target based on performance.
In the event Mr. Rosenthal’s employment is terminated by the Company without cause or by Mr. Rosenthal due to good reason, Mr. Rosenthal will be entitled to severance payments equal to six-months of base salary, payable in installments over the six-month period following such termination. The severance payment is subject to Mr. Rosenthal’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.
Ryan Corbett
Effective as of July 13, 2020, Mr. Corbett entered into an employment agreement, which provided that he would continue to serve as the Company’s Chief Financial Officer after the consummation of the Business Combination. Mr. Corbett’s employment agreement provides the following: (i) an initial base salary of $300,000; (ii) participation in the Company’s annual cash incentive program, with an annual incentive target of not less than $300,000 and payouts determined based on performance; and (iii) participation in the Company’s annual equity incentive program.
In the event Mr. Corbett’s employment is terminated due to death or disability, Mr. Corbett will receive the unpaid portion of any bonus earned with respect to the prior calendar year as well as a pro-rated target bonus for the year of termination and pro-rated based on days served during the calendar year. In the event Mr. Corbett’s employment is terminated by the Company without cause or by Mr. Corbett due to good reason, Mr. Corbett will receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for twelve-months post-termination. The severance benefits are subject to Mr. Corbett’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.
Sheila Bangalore
Effective as of July 13, 2020, Ms. Bangalore entered into an employment agreement, which provided that she would continue to serve as the Company’s General Counsel and Chief Strategy Officer after the consummation of the Business Combination. Under the employment agreement, Ms. Bangalore received an initial base salary of $300,000, which was increased to $350,000 following the closing of the Business Combination, and is eligible to participate in the Company’s annual incentive program, with an annual incentive target equal to 60% of Ms. Bangalore’s base salary and payouts determined based on performance. With respect to 2020 only, Ms. Bangalore’s employment agreement provided for a minimum annual incentive payment equal to $125,000 subject to Ms. Bangalore’s continued employment through the payment date.
In the event Ms. Bangalore’s employment is terminated due to death or disability, Ms. Bangalore will receive the unpaid portion of any bonus earned with respect to the prior calendar year as well as a pro-rated target bonus for the year of termination and pro-rated based on days served during the calendar year. In the event Ms. Bangalore’s employment is terminated by the Company without cause or by Ms. Bangalore due to good reason, Ms. Bangalore will receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for twelve-months post-termination. The severance benefits are subject to Ms. Bangalore’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.
In early April 2021, Ms. Bangalore and the Chief Executive Officer discussed Ms. Bangalore's desire to seek new opportunities. On April 14, 2021, we entered into an employment agreement with Elliot Hoops who will assume the role of General Counsel and Corporate Secretary on May 17, 2021. On April 27, 2021, we entered into a transition and resignation agreement with Ms. Bangalore. Ms. Bangalore has agreed to remain in our employment through May 31, 2021, or such earlier date as we specify (the “resignation date”), and thereafter to serve as a non-employee advisor to us through June 30, 2021, in order to assist in effecting a smooth transition. Pursuant to the terms of the resignation agreement, on her resignation date, 10,000 shares of time-based vesting restricted stock previously granted to Ms. Bangalore will immediately vest. All of Ms. Bangalore’s remaining unvested equity awards will be automatically forfeited. In addition, under the terms of the resignation agreement, we will pay Ms. Bangalore $50,000 in cash compensation in addition to base salary earned through the resignation date. Ms. Bangalore will be entitled only to those benefits described in the resignation agreement, and to no other severance benefits.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020, regarding the number of shares of our common stock that may be issued under our equity compensation plans.
	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	15,992(1)	—	7,693,756
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	15,992	—	7,693,756
(1)	Consists of shares issuable pursuant to outstanding restricted stock unit awards.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2021
Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2021. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2021. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.
On November 17, 2020, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. KPMG served as the independent registered public accounting firm of the MPMO prior to the Business Combination. WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm following completion of the Business Combination.
Withum’s report on our balance sheet as of June 30, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows, for the period from January 24, 2020, through June 30, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 24, 2020, through June 30, 2020, and the subsequent period through November 17, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the year period from January 24, 2020, through June 30, 2020, and the interim period through November 17, 2020, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated November 23, 2020, is incorporated as Exhibit 16.1 to the Company’s Annual Report on Form 10-K by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2020.

Principal Accountant Fees and Services
We were billed by KPMG and Withum in the years ended December 31, 2020 and 2019 as follows:
	Years Ended December 31,
	2020	2019
Audit fees(1)	$612,570	$—
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$612,570	$—
(1)
Audit fees for the year ended December 31, 2020, include $122,570 paid to Withum for professional services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our IPO, reviews of interim financial statements included in our quarterly reports, and other fees billed in connection with the Business Combination, as well as $490,000 paid to KPMG for professional services rendered in connection with the filing of our registration statements, including our Registration Statements on Form S-1 and Form S-8, and for the audit of the Company’s year-end financial statements included in our annual report, consents and other items related to SEC matters. There were no Audit-related fees, Tax fees or All other fees billed by KPMG or Withum in the years ended December 31, 2020. The Company was incorporated on January 24, 2020, thus, there were no relevant fees billed in the year ended December 31, 2019.

Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”
Pre-Approval Policy
According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. The Audit Committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.
The Audit Committee approved one hundred percent (100%) of all services provided by KPMG and Withum during the years ended December 31, 2020. The Audit Committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.
Recommendation of Our Board of Directors and Audit Committee
OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
Report of the Audit Committee
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the Audit Committee:
•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2020, with management and KPMG;
•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•	received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board; and
•	discussed the independence of KPMG with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC. The Audit Committee also appointed KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2020.
Submitted by the Audit Committee of our Board:

Randall Weisenburger, Chair
Maryanne Lavan
Connie Duckworth

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 23, 2021, referred to in the table below as the “Beneficial Ownership Date”:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 170,942,107 shares outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
5% or Greater Stockholders
JHL Capital Group LLC and affiliated entities(1)	44,209,204	25.9%
QVT Financial LP and affiliated entities(2)	21,224,005	12.4%
Shenghe Resources Holding Co., Ltd. and affiliated entities(3)	13,716,288	8.0%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011(4)	16,897,021	9.9%
James H. Litinsky(1)(5)	61,106,225	35.8%
Daniel Gold(2)	21,224,005	12.4%

Named Executive Officers and Directors
James H. Litinsky(1)(4)(5)	61,106,225	35.8%
Daniel Gold(2)	21,224,005	12.4%
Andrew A. McKnight(6)	635,638	*
Gen. Richard B. Myers(7)	4,450	*
Randall Weisenburger(7)	3,998	*
Maryanne R. Lavan(7)	4,502	*
Connie K. Duckworth(7)	4,519	*
Ryan Corbett(8)	282,882	*
Michael Rosenthal(8)	1,567,765	*
Sheila Bangalore(8)	100,892	*
All current executive officers and directors as a group (10 individuals)	84,934,876	49.7%
*	Indicates beneficial ownership of less than 1% of the outstanding shares of the Company’s common stock.
(1)
As reported in a statement on Schedule 13D/A filed with the SEC on March 30, 2021, as of March 26, 2021, JHL Capital Group LLC (“JHL Capital Group”) had shared voting and dispositive power over 44,209,204 shares of the Company’s common stock, JHL Capital Group Holdings One LLC had shared voting and dispositive power over 11,128,940 shares of the Company’s common stock, JHL Capital Group Holdings Two LLC had shared voting and dispositive power over 33,077,926 shares of the Company’s common stock, JHL Capital Group Master Fund L.P. (“JHL Master Fund”) had shared voting and dispositive power over 44,206,866 shares of the Company’s common stock, JHL Capital Group Master Fund GP Ltd. (“JHL Master Fund GP”) had shared voting and dispositive power over 44,206,866 shares of the Company’s common stock, JHL Capital Group L.P. had shared voting and dispositive power over 44,209,204 shares of the Company’s common stock and James H. Litinsky had sole voting and dispositive power over 16,897,021 shares of the Company’s common stock, and shared voting and dispositive power over 44,209,204 shares of the Company’s common stock. JHL Master Fund, a Cayman Islands limited partnership, is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Master Fund GP, a Cayman Islands exempted company, is the general partner of JHL Master Fund. JHL Capital Group, a Delaware limited liability company, is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 900 North Michigan Avenue, Suite 2000, Chicago, Illinois 60611.
(2)
As reported in a statement on Schedule 13D/A filed with the SEC on March 31, 2021, as of March 26, 2021, QVT Financial LP had shared voting and dispositive power over 21,224,005 shares of the Company’s common stock, QVT Financial GP LLC (“QVT Financial GP”), had shared voting and dispositive power over 21,224,005 shares of the Company’s common stock, Fourth Avenue FF Opportunities LP – Series E had shared voting and dispositive power over 10,751,559 shares of the Company’s common stock, Fourth Avenue Capital Partners GP LLC had shared voting and dispositive power over 10,751,559 shares of the Company’s common stock and Saratoga Park Ltd. had shared voting and dispositive power over 8,711,753 shares of the Company’s common stock. QVT Financial GP, a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the 1,760,693 shares held directly by QVT Family Office Onshore LP and the 8,711,753 shares held directly by Saratoga Park Ltd. and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Management of Fourth Avenue FF Opportunities LP – Series E is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the 10,751,559 shares held directly by Fourth Avenue FF Opportunities LP – Series E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares held directly by Fourth Avenue FF Opportunities LP – Series E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(3)
As reported in a statement on Schedule 13G/A filed with the SEC on February 2, 2021, as of December 31, 2020, Shenghe Resources Holding Co., Ltd. had shared voting and dispositive power over 13,716,288 shares of the Company’s common stock, Shenghe Resources (Singapore) International Trading Pte. Ltd. had shared voting and dispositive power over 6,137,708 shares of the Company’s common stock and Shenghe Resources (Singapore) Pte. Ltd. had shared voting and dispositive power over 7,578,580 shares of the Company’s common stock. Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. are controlled by Shenghe Resources Holding, Co., Ltd. Accordingly, Shenghe Resources Holding Co., Ltd. may be deemed to beneficially own the shares held directly by Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. Shenghe Resources Holding Co., Ltd. disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business and/or mailing address of (i) Shenghe Resources (Singapore) Pte. Ltd. is 10 Anson Road #13-15, International Plaza Singapore (079903) (ii) Shenghe Resources (Singapore) International Trading Pte. Ltd. is 60 Paya Lebar Road #08-05, Paya Lebar Square Singapore (409051), and (iii) Shenghe Resources Holding Co., Ltd. is 7/F Chengnan Tianfu, No. 66 Shenghe Yilu, High-tech Zone, Chengdu, Sichuan Province, China.

(4)	Based on information reported by James H. Litinsky on a Form 4 filed with the SEC on March 30, 2021.
(5)	Includes 16,897,021 shares of the Company’s common stock held by James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011.
(6)	Represents shares received as a distribution-in-kind from Fortress Acquisition Sponsor LLC for no additional consideration in proportion to such individual’s economic interest.
(7)	Includes 3,998 restricted stock units, each of which represents a contingent right to receive one share of common stock.
(8)	Represents shares of restricted stock granted.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://investors.mpmaterials.com/, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this Proxy Statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 30, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about May 3, 2021, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, at http://materials.proxyvote.com/553368. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, on the investor relations page of our website at https://investors.mpmaterials.com/.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:
MP Materials Corp.
6720 Via Austi Parkway, Suites 450 and 430,
Las Vegas, Nevada 89119
Attention: Corporate Secretary
Telephone: (702) 844-6111
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MP2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49276-P55803 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MP MATERIALS CORP.

The Board of Directors recommends you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James H. Litinsky
02) Andrew A. McKnight

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49277-P55803

MP MATERIALS CORP.
Annual Meeting of Stockholders
June 15, 2021 at 10:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael Rosenthal and Ryan Corbett, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MP MATERIALS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, Pacific Time on June 15, 2021, virtually at www.virtualshareholdermeeting.com/MP2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side